     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------

                               SOURCE MEDIA, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                               4825                              13-3700438
   (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification No.)

                          5400 LBJ FREEWAY, SUITE 680
                              DALLAS, TEXAS 75240
                                 (972) 701-5400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          -------------------------

                               TIMOTHY P. PETERS
                            CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                          5400 LBJ FREEWAY, SUITE 680
                              DALLAS, TEXAS 75240
                                 (972) 701-5400
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                          -------------------------

                          Copies of Communication to:
                           MICHAEL L. BENGTSON, ESQ.
                              MARK C. GUNNIN, ESQ.
                               JANE E. RAST, ESQ.
                             1200 SAN JACINTO TOWER
                            98 SAN JACINTO BOULEVARD
                              AUSTIN, TEXAS 78701
                                 (512) 469-6100

                          -------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box.   [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                 Proposed Maximum
               Title of Each Class of           Aggregate Offering        Amount of
           Securities to be Registered(1)          Price(1)(2)       Registration Fee(3)
-----------------------------------------------------------------------------------------
 Common Stock, $.001 par value per share . . .    $25,595,970.00          $7,756.35
=========================================================================================

(1) The Common Stock being registered consists of: (i) 447,000 shares underlying warrants issued in a Rule 144A offering in October 1997 and
     (ii) 2,326,500 shares underlying warrants issued by the Company pursuant to a Registration Statement on Form S-1 on June 30, 1993. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers such indeterminate number of additional shares as may become issuable upon exercise of such warrants to prevent dilution from stock splits, stock dividends or similar transactions.

(2) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(3) Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS (SUBJECT TO COMPLETION)
          ISSUED APRIL   , 1998


                                2,773,500 SHARES
                               SOURCE MEDIA, INC.

                                  Common Stock

                          -------------------------

         This Prospectus relates to the public offering of up to 2,773,500 shares (the "Shares") of Common Stock, $.001 par value per share ("Common Stock"), of Source Media, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by certain shareholders of the Company identified under the caption "Selling Shareholders" or by pledgees, donees, transferees or other successors in interest (the "Selling Shareholders"). The Shares being offered hereby are (i) 447,000 shares issuable upon the exercise of warrants issued in a Rule 144A offering in October 1997 (the "October 1997 Warrants") and (ii) 2,326,500 shares issuable upon the exercise of warrants issued by the Company pursuant to a Registration Statement on Form S-1 on June 30, 1993 (the "Public Warrants" and, together with the October 1997 Warrants, the "Warrants"). The Company will receive no part of the proceeds of sales of the Shares offered hereby, although it will receive proceeds from any exercises of the Warrants.

         The Shares may be offered by the Selling Shareholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of Shares to be sold, the name of the Selling Shareholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting a compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholder(s) from the sale of the Shares offered from time to time hereby will be the purchase price of the Shares sold less commissions, discounts and other compensation, if any, paid by the Selling Shareholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholders" and "Plan of Distribution."

         The Common Stock is traded on the Nasdaq National Market under the
trading symbol "SRCM."  On April   , 1998, the last reported sales price of the
Common Stock on the Nasdaq National Market was $         per share.

                          -------------------------

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 HEREOF.

                          -------------------------

         The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Company and the Selling Shareholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

                          -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is April   , 1998

         Except as otherwise specified, (a) all references to Source or the Company include Source Media, Inc. and its wholly-owned subsidiaries, IT Network, Inc. ("IT Network"), Interactive Channel, Inc. ("Interactive Channel"), SMI Holdings, Inc. ("Holdings") and Interactive Channel Technologies Inc. ("ICT", formerly known as Cableshare Inc.), and (b) all references to Source's activities, results of operations or financial condition prior to June 23, 1995 relate to Holdings.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirely by such reference. The Company intends to distribute to its shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of such fiscal year containing unaudited interim financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

         (3) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 10, 1993.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.

         Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to W. Scott Bedford, Chief Financial Officer, 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240 or by telephone at (972) 701-5400.

                                  THE COMPANY

         Source provides on-demand information, services and programming through the telephone and can provide such information services and programming through cable television over the Company's proprietary digital operating systems through its two operating subsidiaries, IT Network and Interactive Channel. Interactive Channel can provide on-demand information and services and Internet access to the cable television industry over existing cable infrastructure and telephone lines, with the addition of an advanced-analog or digital set-top box.

         IT Network provides voice information services through telephone directories and newspapers and also provides related support services to certain Yellow Pages directory and newspaper publishers participating with the Company in offering voice information services ("Publisher Partners"). The Company sells advertising and provides related support services to advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information.

         Interactive Channel's Cable SuperSites Network ("Cable SuperSites") can supply programming and services allowing a subscriber to access on-demand local and national news, weather, sports and school information, view programming guides, purchase goods, browse the Internet, send and receive e-mail and access a variety of other offerings over existing cable infrastructure and telephone lines, with the addition of an advanced-analog or digital set-top box. Cable SuperSites can allow the Company or cable system operators to sell interactive advertising space on cable screens using text, voice and pictures. Cable SuperSites can be broadcast by cable operators utilizing the Company's proprietary two-way operating system, SourceWare. SourceWare can enable any cable television system equipped with a compatible advanced analog or digital set-top box to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, Cable SuperSites can allow subscribers to access interactive programming delivered over the cable system to their television.

         The Company's operations are conducted through its subsidiaries, IT Network, Inc., Interactive Channel, Inc. and Interactive Channel Technologies Inc. Holdings was incorporated in Colorado on July 19, 1988 and reincorporated in Texas in 1991. On June 23, 1995, Holdings merged with a wholly-owned subsidiary of HB Communications Acquisition Corp. ("HBAC"), a public company formed in Delaware for the purpose of acquiring a company engaged in the communications industry, with Holdings surviving as a wholly-owned subsidiary of HBAC (the "Merger"). In connection with the Merger, HBAC changed its name to Source Media, Inc., and the outstanding common stock and preferred stock of Holdings were converted into common stock of the Company. On January 14, 1997, Source acquired all of the outstanding shares of ICT that it did not already own in exchange for 1,390,000 shares of common stock, making ICT a wholly-owned subsidiary of the Company. ICT owns the patented technology utilized by Source for the Cable SuperSites and provides research and development services for Source. In October 1997, Holdings formed IT Network and Interactive Channel as wholly-owned operating subsidiaries.

         The Company is a Delaware corporation whose principal executive offices are located at 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240, and whose telephone number is (972) 701-5400.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO THE PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES" AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE NOTED IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDING THOSE SET FORTH IN THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (THE "FORM 10-K") UNDER "BUSINESS-RISK FACTORS." UNLESS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. HOWEVER, INVESTORS SHOULD CAREFULLY REVIEW THE RISK FACTORS AND OTHER INFORMATION SET FORTH IN THE REPORTS AND OTHER DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE COMMISSION.

                                  RISK FACTORS

         THE SHARES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ARE INCORPORATED BY REFERENCE HEREIN. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." SUCH RISK FACTORS AND OTHER INFORMATION SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE OFFERED SHARES.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" below.


                              SELLING SHAREHOLDERS

         The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Shareholders, the number of Shares that each such Selling Shareholder owns as of such date, the number of Shares owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Shareholder assuming the sale of all of the Shares offered hereby. The Selling Shareholders may also be pledgees, donees, transferees or other successors in interest that receive shares from the Selling Shareholders listed below. To the Company's knowledge, no Selling Shareholder has had any relationship with the Company or any of its predecessors or affiliates within the past three years. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.

                      Shares Beneficially     Shares Being
      Selling          Owned Prior to the        Offered
    Shareholder            Offering (1)       ------------
  ---------------   -----------------------

                     Number        Percent
                     ------        -------

[To Be Filed By Amendment]

--------------------

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares shown as beneficially owned.

         This Prospectus also covers the possible resale of the Shares by certain other currently unknown persons who may become owners of such Shares as a result of their acquisition of Warrants. Each such transferee of a Selling Shareholder is hereby deemed to be a Selling Shareholder for purposes of making resales of Shares using this Prospectus. To the extent required by applicable law, information about any such transferees shall be set forth in an appropriate supplement to this Prospectus.

         The Selling Shareholders may offer and sell all or a portion of the Shares from time to time but are under no obligation to offer or sell any of the Shares. See "Plan of Distribution." Because the Selling Shareholders may sell all, none or any part of the Shares from time to time, no estimate can be given as to the number of shares that will be beneficially owned by the Selling Shareholders upon termination of any offering or as to the percentage of the total outstanding shares of Common Stock that any Selling Shareholder will beneficially own after termination of any offering.

                              PLAN OF DISTRIBUTION

         The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition , the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         The sale of Shares by the Selling Shareholders is subject to compliance by the Selling Shareholders with certain contractual restrictions with the Company. There can be no assurance that the Selling Shareholders will sell all or any of the Shares.

         The Company has agreed to indemnify certain of the Selling Shareholders and any person controlling such Selling Shareholders against certain liabilities, including liabilities under the Securities Act. Such Selling Shareholders have agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

         The Company intends to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of (i) June 23, 2000, and (ii) the sale of all the Shares covered hereby; provided, that the Company in its sole discretion may terminate the effectiveness of such Registration Statement prior to the end of such time periods. The

Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such time period; however, any unsold shares will be freely tradable subject to compliance with Rule 144 of the Securities Act.

                             VALIDITY OF THE SHARES

         The validity of the Shares offered hereby will be passed upon by Thompson & Knight, P.C., Austin, Texas, counsel to the Company.

                                    EXPERTS

         The Consolidated Financial Statements of Source Media, Inc. appearing in Source Media, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        ------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents By Reference . . . . . . . . . . . .
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Disclosure Regarding Forward-Looking Statements . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .
Validity of the Shares  . . . . . . . . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

 SEC registration fee  . . . . . . . . . . . . . . .     $    7,756.35
 Nasdaq National Market listing fee  . . . . . . . .
 Legal fees and expenses . . . . . . . . . . . . . .          5,000.00
 Accounting fees and expenses  . . . . . . . . . . .
 Miscellaneous expenses  . . . . . . . . . . . . . .            10,000
                                                         -------------
          Total  . . . . . . . . . . . . . . . . . .     $
                                                         =============

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Eighth of the Company's Certificate of Incorporation (Exhibit 3.1 hereto) and Section 5.1 of the Company's Bylaws (Exhibit 3.2 hereto) provide for the indemnification of directors, officers and other authorized representatives of the Company to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Company's Bylaws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.

ITEM 16.         EXHIBITS.

         EXHIBIT NO.                    IDENTIFICATION OF EXHIBIT
         -----------                    -------------------------
          5.1             --      Opinion of Thompson & Knight, P.C., counsel
                                   for the Registrant.*

         23.1             --      Consent of Thompson & Knight, P.C. (included
                                  as a part of Exhibit 5)

         23.2             --      Consent of Ernst & Young LLP

         24               --      Powers of Attorney (included at pages II
                                  3-4).*



         -------------------------

         *       Filed herewith.

ITEM 17.         UNDERTAKINGS.

         A.      Undertaking Pursuant to Rule 415.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents By Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D.      Undertaking Pursuant to Rule 430A.

         The undersigned Registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 23rd day of April, 1998.


                                   SOURCE MEDIA, INC.



                                   By:      /s/ Timothy P. Peters
                                            ----------------------------------
                                            Timothy P. Peters
                                            Chairman of the Board and Chief
                                            Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Source Media, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitute and appoint W. Scott Bedford and Timothy P. Peters, each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                  Title                                   Date
                 ---------                                  -----                                   ----
/s/ Timothy P. Peters                       Chairman of the Board and Chief Executive Officer   April 23, 1998
-----------------------------------------   (Principal Executive Officer)
         Timothy P. Peters


/s/ W. Scott Bedford                        Chief Financial Officer, Treasurer and Director     April 23, 1998
-----------------------------------------   (Principal Financial and Accounting Officer)
         W. Scott Bedford


                                            Director                                            April 23, 1998
-----------------------------------------
         David L. Kuykendall


/s/ James L. Greenwald                      Director                                            April 23, 1998
-----------------------------------------
         James L. Greenwald


/s/ Michael J. Marocco                      Director                                            April 23, 1998
-----------------------------------------
         Michael J. Marocco


/s/ Robert H. Alter                         Director                                            April 23, 1998
-----------------------------------------
         Robert H. Alter


/s/ Robert J. Cresci                        Director                                            April 23, 1998
-----------------------------------------
         Robert J. Cresci

/s/ Barry Rubenstein                        Director                                            April 23, 1998
-----------------------------------------
         Barry Rubenstein

                                 EXHIBIT INDEX


Exhibit
Number                   Description
------                   -----------

 5.1 Opinion of Thompson & Knight, P.C., counsel for the Registrant.

23.2      Consent of Ernst & Young LLP